UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2012

PRESIDENTIAL LIFE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-05486	13-2652144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Lydecker Street

Nyack, New York 10960

(Address of Principal executive offices, including Zip Code)

(845) 358-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On July 12, 2012, Presidential Life Corporation, a Delaware corporation (the “Company”), Athene Annuity & Life Assurance Company, a Delaware insurance company (“Parent”), and Eagle Acquisition Corp., a Delaware corporation and a newly formed wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), will be converted into the right to receive $14.00 in cash (the “Merger Consideration”). In addition, each unexercised option (each, a “Company Option”) outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive an amount in cash, if any, without interest and net of all applicable withholding taxes, equal to (a) the excess, if any, of the Merger Consideration over the per share exercise price of the applicable Company Option, multiplied by (b) the aggregate number of shares of common stock that may be acquired upon exercise of such Company Option. Restricted shares will be converted into the right to receive the Merger Consideration.

The Merger was approved by the Board of Directors of the Company and the respective Boards of Directors of Parent and Merger Sub, and is conditioned, among other things, on: (i) the approval of the holders of a majority of the outstanding shares of Company Common Stock; (ii) the absence of certain legal impediments to the consummation of the Merger; and (iii) the receipt of certain regulatory approvals regarding the transactions contemplated by the Merger Agreement, including expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and approvals by certain state insurance regulatory authorities, including the New York State Department of Financial Services. No other Parent stakeholder approval is necessary for, nor is there any financing condition to, consummation of the transactions contemplated by the Merger Agreement.

The Merger is expected to close in late 2012, subject to the closing conditions described above and contained in the Merger Agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others: (i) not to (A) initiate, solicit, encourage or knowingly facilitate, directly or indirectly, proposals relating to alternative acquisition transactions or (B) subject to certain exceptions, engage in negotiations or discussions with, or furnish access to its properties, books and records or provide any information or data to, any person in connection with an alternative acquisition transaction; (ii) to cause a meeting of the Company shareholders to be held to consider the approval of the Merger Agreement; and (iii) subject to certain exceptions, for the Company’s Board of Directors to recommend that the Company’s shareholders adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights of the Company and Parent. The Company will be required to pay Parent a termination fee of $18.0 million (the “Termination Fee”) upon termination of the Merger Agreement under specified circumstances, including: (i) termination by the Company of the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement); (ii) termination by Parent of the Merger Agreement in the event that, among others, (a) the Board of Directors of the Company effects a Change in Recommendation (as defined in the Merger Agreement) prior to obtaining Company shareholder approval or (b) the Board of Directors of the Company fails to reaffirm publicly and unconditionally its recommendation that the Company’s shareholders adopt the Merger Agreement and approve the Merger within two business days of Parent’s written request to do so (such request may be made at any time following public disclosure of an alternative acquisition transaction proposal), which public reaffirmation must also include the unconditional rejection of such alternative acquisition transaction proposal; (iii) termination by Parent or the Company in the event that the holders of a majority of the outstanding shares of Company Common Stock fail to approve the Merger Agreement; and (iv) termination by Parent or the Company in the event that the Closing does not occur by the Outside Date (as defined in the Merger Agreement), and (A) an Acquisition Proposal is publicly disclosed after the date of the Merger Agreement and prior to such termination, and (B) within 12 months after such termination, the Company enters into a definitive agreement with respect to, or consummates, the transaction contemplated by any Acquisition Proposal. In addition, the Company will be required to reimburse Parent for their out-of-pocket expenses, excluding Hedging Costs (as defined in the Merger Agreement), up to a maximum of $1.0 million, plus 50% of all Net Hedging Costs (as defined in the Merger Agreement) not to exceed $12.5 million, if either party terminates the Merger Agreement as a result of certain failures to obtain regulatory approvals as enumerated therein. If the Merger Agreement is terminated by either party for any reason other than the failure to obtain such enumerated regulatory approvals or a breach of the Merger Agreement by Parent, the Company will reimburse Parent for its out-of-pocket expenses, excluding Hedging Costs, up to a maximum of $3.0 million. The Merger Agreement sets forth certain other circumstances under which the Termination Fee may be due and owing from the Company to Parent.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company and Parent. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing solely to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2012, the Company and Presidential Life Insurance Company, a wholly owned subsidiary of the Company, entered into letter agreements with Donald L. Barnes, the Company’s President and Chief Executive Officer, P.B. (Pete) Pheffer, the Company’s Senior Vice President and Chief Financial Officer, and Mark Abrams, the Company’s Executive Vice President and Chief Investment Officer (each an “Executive” and collectively, the “Executives”). The letter agreements provide as follows:

•

In the event of a change in control of the Company (as defined in the employment agreements between the Company and the Executives (the “Employment Agreements”)), the Executives will receive the following lump sum cash payments:

	If the Change in Control occurs in 2012 ($)	If the Change in Control occurs in 2013 ($)
Donald L. Barnes	63,343	257,080
P.B. (Pete) Pheffer	22,161	123,090
Mark Abrams	41,913	123,090

Any such payment will be in addition to any severance the Executive may receive under his Employment Agreement in connection with a termination of employment following a change in control.

•

If the Executive is terminated by the Company without cause (as defined in the Employment Agreements), resigns for Good Reason (as defined in the Employment Agreements) or his term of employment ends as a result of the Company’s non-renewal of his Employment Agreement, in each case:

¡	within nine months prior to the consummation of a change in control covered by the next bullet;

¡

at the time of such termination an offer to purchase the Company has been announced or material discussions have occurred between the Company and a third party with respect to a transaction that in either case results in a change in control; and

¡

such termination was either (a) at the request of a third party who assumes, or is part of a group that assumes, control of the Company as a result of the change in control or (b) is by the Executive for Good Reason, which Good Reason event arose in connection with, or as a result of, the change in control;

then the Executive will be entitled to payment of the incremental severance amounts the Executive is entitled to receive under his Employment Agreement for such termination following a change in control over what the Executive may otherwise be entitled to receive for such termination prior to a change in control, payable in a lump sum upon the later of the change in control or the 60th day following termination. For this purpose, the change in control must also be a “change of control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

•	If an Executive’s employment is terminated without cause or for good reason in 2012 or 2013 he will also be entitled to receive the following additional amounts:

	Total Aggregate Payment ($)	Paid in Approximate Monthly Installments of ($)
Donald L. Barnes	127,575	44,633
P.B. (Pete) Pheffer	358,398	30,643
Mark Abrams	170,280	31,517

However, an Executive will be required to repay to the Company all such payments in the event that a change in control does not occur within 18 months following his termination.

•

Any payments made to the Executives under the Employment Agreements, the letter agreements or otherwise that are “contingent upon a change in control” and deemed to be “parachute payments” (in each case as defined in Code Section 280G), will not exceed 299% of the Executive’s “base amount” as defined under Code Section 280G.

•

The forgoing amounts and any severance an Executive is entitled to receive as a result of a termination following a change in control will be subject to the Executive delivering a non-revocable release of claims within 60 days following termination.

•

The Employment Agreements are amended to provide that the Executives will not be subject to non-competition restrictions following the termination of their employment and, accordingly, they will not be eligible for the related continued payment of their base salary following termination.

The foregoing description of the letter agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On July 13, 2012, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This report, as well as certain other statements made by the Company, may constitute or contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) the Company’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.

Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this report. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic, and competitive risks and uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different.

Factors that might cause such a difference include, without limitation, the following:

•

the possibility that the closing of the transaction described in this report does not occur or is delayed, either due to the failure of closing conditions, including approval of the Company’s shareholders, the failure to obtain required regulatory approvals or other reasons; and

•

risks detailed from time to time in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012, and materials to be filed in connection with shareholder approval of the Merger.

Other factors not currently anticipated by management may also materially and adversely affect the closing of the transaction described in this report. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Information for Investors and Shareholders

This report may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent that may result from the Merger Agreement. The Company intends to file with the SEC a proxy statement (the “Proxy Statement”) relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED ACQUISITION, IF ANY. Investors and security holders may obtain a copy of the Proxy Statement and other relevant materials filed with the SEC free of charge (when they become available) at the SEC’s web site at www.sec.gov. The Proxy Statement and such other documents, if and when they become available, may also be obtained free of charge on the Company’s website at www.presidentiallife.com under the tab “Investor Relations.”

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed acquisition. Information regarding these participants, and their ownership of Company Common Stock, is contained in its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, and will be contained in the Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed as part of this Report.

Exhibit 2.1*	Agreement and Plan of Merger, dated as of July 12, 2012, by and among Presidential Life Corporation, Athene Annuity & Life Assurance Company and Eagle Acquisition Corp.

Exhibit 10.1	Letter Agreement between Presidential Life Insurance Company, Presidential Life Corporation and Donald L. Barnes, dated July 12, 2012

Exhibit 10.2	Letter Agreement between Presidential Life Insurance Company, Presidential Life Corporation and P.B. (Pete) Pheffer, dated July 12, 2012

Exhibit 10.3	Letter Agreement between Presidential Life Insurance Company, Presidential Life Corporation and Mark Abrams, dated July 12, 2012

Exhibit 99.1	Joint Press Release issued by Presidential Life Corporation and Athene Annuity & Life Assurance Company on July 13, 2012

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: July 13, 2012	By:	/s/ Donald L. Barnes
	Name:	Donald L. Barnes
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit 2.1*	Agreement and Plan of Merger, dated as of July 12, 2012, by and among Presidential Life Corporation, Athene Annuity & Life Assurance Company and Eagle Acquisition Corp.

Exhibit 10.1	Letter Agreement between Presidential Life Insurance Company, Presidential Life Corporation and Donald L. Barnes, dated July 12, 2012

Exhibit 10.2	Letter Agreement between Presidential Life Insurance Company, Presidential Life Corporation and P.B. (Pete) Pheffer, dated July 12, 2012

Exhibit 10.3	Letter Agreement between Presidential Life Insurance Company, Presidential Life Corporation and Mark Abrams, dated July 12, 2012

Exhibit 99.1	Joint Press Release issued by Presidential Life Corporation and Athene Annuity & Life Assurance Company on July 13, 2012

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.